Exhibit 23.1

Board of Directors

Universal Ice Blast, Inc.

Kirkland, WA

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the registration statement No. 333-98269 of Universal Ice Blast, Inc. on Form S-8 of our report dated February 28, 2003, relating to the consolidated financial statements of Universal Ice Blast, Inc. as of December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-KSB of Universal Ice Blast, Inc.

/s/ Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 24, 2002